[letterhead of Casey's General Stores, Inc.]


                              OFFICERS' CERTIFICATE


     Pursuant to Section 12 of the Rights Agreement dated as of June 14, 1989, as amended by the First Amendment to Rights Agreement dated as of September 4, 1990 and the Second Amendment to Rights Agreement dated as of March 29, 1994 (together, the "Rights Agreement") between Casey's General Stores, Inc. (the "Company") and United Missouri Bank of Kansas City, N.A. (now known as UMB Bank, n.a.), as Rights Agent (the "Rights Agent"), the undersigned, Donald F. Lamberti, Chief Executive Officer of the Company and John G. Harmon, Corporate Secretary of the Company, hereby certify that the Board of Directors of the Company, by resolution duly adopted on December 22, 1997, has declared and authorized a two-for-one stock split in the form of a 100% stock dividend (the "Stock Dividend") for each share of Common Stock of the Company held by shareholders of record on February 2, 1998 (the "Record Date"). As a result of the Stock Dividend, and in accordance with Section 11(a)(i) of the Rights Agreement, the Purchase Price (as defined in the Rights Agreement) in effect at the time of the Record Date, and the number of shares of Common Stock issuable on such date, is being proportionately adjusted (in the case of the Purchase Price, from the existing Purchase Price of $55 per share to $27.50 per share) so that the holder of any Right (as defined in the Rights Agreement) exercised after such time shall be entitled to receive the aggregate number of shares of Common Stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend.

     Attached hereto is a copy of a Notice of Adjustment of Purchase Price (the "Notice"), which Notice shall serve as the summary and the notice required under Sections 12 and 25(a), respectively, of the Rights Agreement. This Notice is being mailed by the Company to each holder of a Right Certificate (as defined in the Rights Agreement) in accordance with Section 25 of the Rights Agreement, such mailing being not less than 10 days before the Record Date.

     WITNESS, the seal of the Company and the signatures of the undersigned this 13th day of January, 1998.


                                    /s/ Donald F. Lamberti
                                    --------------------------------------
                                    Donald F. Lamberti, Chief Executive
                                    Officer




                                    /s/ John G. Harmon
                                    ---------------------------------------
                                    John G. Harmon, Corporate Secretary


(SEAL)

                  [letterhead of Casey's General Stores, Inc.]


                     NOTICE OF ADJUSTMENT OF PURCHASE PRICE

                                       of

                          COMMON SHARE PURCHASE RIGHTS



     NOTICE IS HEREBY GIVEN, pursuant to Sections 12 and 25(a) of the Rights Agreement dated as of June 14, 1989, as amended by the First Amendment to Rights Agreement dated as of September 4, 1990 and the Second Amendment to Rights Agreement dated as of March 29, 1994 (together, the "Rights Agreement"), between Casey's General Stores, Inc. (the "Company") and UMB Bank, n.a., as Rights Agent, that the Board of Directors of the Company, by resolution duly adopted on December 22, 1997, has declared and authorized a two-for-one stock split in the form of a 100% stock dividend (the "Stock Dividend") for each share of the Company's Common Stock (the "Common Stock") held by shareholders of record on February 2, 1998 (the "Record Date"). As a result of the Stock Dividend, and in accordance with Section 11(a)(i) of the Rights Agreement, the Purchase Price (as defined in the Rights Agreement) in effect at the time of the Record Date, and the number of shares of Common Stock issuable on such date, is being proportionately adjusted (in the case of the Purchase Price, from the existing Purchase Price of $55 per share to $27.50 per share) so that the holder of any Right (as defined in the Rights Agreement) exercised after such time shall be entitled to receive the aggregate number of shares of Common Stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend.

     This Notice of Adjustment of Purchase Price shall serve as the summary and the notice required under Sections 12 and 25(a), respectively, of the Rights Agreement. Questions concerning the adjustment of the Purchase Price or the payment of the Stock Dividend may be directed to the undersigned at the address or telephone number noted above.


                                          /s/ John G. Harmon
                                          ------------------------
Dated:  January 13, 1998                  John G. Harmon, Corporate Secretary